Exhibit 99.1

     Kerr-McGee Schedules Interim First-Quarter Conference Call and Webcast
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     OKLAHOMA CITY (Feb. 20, 2001) - Kerr-McGee  Corp.  (NYSE:  KMG) will hold a conference call at 11 a.m. ET, Feb. 21, 2001, to discuss its interim first-quarter operating results and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available for 48 hours at 800-633-8284, #17989295 within the United States or 858-812-6440, #17989295, outside the United States. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.7 billion.


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